UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Car Charging Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 601

Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).  Actual results may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchaser(s)”) for an aggregate of $6,000,000 (the “Aggregate Subscription Amount”).  Pursuant to the Securities Purchase Agreement, the Company issued the following to the Purchaser: (i) 60,000 shares of Series C Preferred Stock convertible into 8,571,429 shares of the Company’s common stock, par value $0.001, (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase an aggregate of 8,571,429 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.00 per share.

Escrow Agreement

The release of the Aggregate Subscription Amount to the Company is subject to the Company meeting certain milestones. On December 23, 2014, all the initial closing conditions were met so the Company received Two Million Dollars ($2,000,000) of the Aggregate Subscription Amount. The remaining Four Million Dollars ($4,000,000) was deposited into an escrow account. If the first set of milestones is achieved on or before March 31, 2015, the Company will receive Two Million Dollars ($2,000,000) from the escrow proceeds. The remaining Two Million Dollars ($2,000,000) will be released from escrow based on whether or not the second set of milestones is achieved on or before June 30, 2015.

If the milestones are not achieved on or before July 31, 2015 then the amounts remaining in escrow will be returned to the Purchasers, pro rata based upon the relative cash contributions.

Series C Certificate of Designation

A total of 250,000 shares of Series C Preferred Stock have been designated for issuance under the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”). The shares of Series C Preferred Stock have a stated value of $100 per share with an initial conversion price of $0.70 per share (subject to adjustment as provided in the Series C Certificate of Designation).

Under the Series C Certificate of Designation, the holders of the Series C Preferred Stock have the following rights, preferences and privileges:

The Series C Preferred Stock may, at the option of the Purchaser, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion; provided, that a holder of Series C Preferred Stock may at any given time convert only up to that number of shares of Series C Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act) of such Purchaser and all persons affiliated with such Purchaser, is not more than 9.99% of the Company’s Common Stock then outstanding. The number of shares into which one share of Series C Preferred Stock shall be convertible is determined by dividing the stated value of $100 per share by the initial Conversion Price of $0.70 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series C Preferred Stock).

Shares of the Series C Preferred Stock shall receive dividends at a quarterly rate. The dividend is payable in either cash or additional shares of Series C Preferred Stock. If the dividend is paid in cash the quarterly dividend payment shall be equal to 2% of the Stated Value per share for each of the then outstanding shares of Series C Preferred Stock. If, however, the quarterly dividend is paid in shares of Series C Preferred Stock the quarterly dividend payment shall be equal to 2.5% of the Stated Value per share for each of the then outstanding shares of Series C Preferred Stock.

In the event of a liquidation, the Series C Preferred Stock is also entitled to a liquidation preference equal to the Stated Value in respect of such Series C Preferred Stock plus any accrued and unpaid dividends.

Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall vote on an as-if-converted-to-Common-Stock basis with the Common Stock. However, as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the prior written consent of at least sixty percent (60%) of the then outstanding Series C Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Series C Certificate of Designation or the Articles of Incorporation, (b) issue any Series C Preferred Stock or create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets, the payment of dividends and redemption rights; (c) take any action which would be in breach of the Securities Purchase Agreement; (d) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets, the payment of dividends, or redemption rights, if such classification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock; or (e) enter into any agreement or commitment with respect to any of the foregoing.

At any time following the second anniversary following the issuance of the Series C Preferred Stock, at the option of the holder, each share of Series C Preferred Stock shall be redeemable for an amount equal to the Stated Value plus all accrued but unpaid dividends plus 1% per month, compounded monthly from the closing date.

Warrants

The Warrants issued in the Securities Purchase Agreement, are exercisable for an aggregate of 8,571,429 shares of the Company’s Common Stock for a period of five years from the original issue date. The exercise price for the Warrant Shares is $1.00 per share, subject to applicable adjustments.

Registration Rights Agreement

In connection with the sale of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Series C Preferred Stock and Warrant Shares (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission and to use best efforts to cause the Registration Statement to be declared effective under the Securities Act within 180 days following the Closing Date (or, in the event of a “full review” by the SEC, within 210 calendar days following the Closing Date) (the “Effectiveness Deadline”). If the Company does not meet the Effectiveness Deadline, the Company will have to pay the Purchaser a penalty equal to 1% of the Aggregate Subscription Amount.

The foregoing description of the terms of the Securities Purchase Agreement, the Series C Certificate of Designation, the form of Warrant, the Registration Rights Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibits 10.1, 3.1, 4.1, 10.2 and 10.3 to this Current Report on Form 8-K (this “Report”).

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

On December 23, 2014, we issued and sold an aggregate of 60,000 shares of Series C Preferred Stock and Warrants to purchase an aggregate of 8,571,429 shares of Common Stock for an aggregate purchase price of $6,000,000 in cash.

The Company issued the Shares and Warrant in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b).  The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by  the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, in connection with the closing and as a condition to the closing of the Securities Purchase Agreement, we entered into an amended and restated employment agreement with our Chief Executive Officer, Michael Farkas.  The First Amendment to the Executive Employment Agreement provides that Mr. Farkas shall have a salary of Forty Thousand Dollars ($40,000) per month. However, for such time as any of the Aggregate Subscription Amount is still held in escrow, Mr. Farkas shall receive Twenty Thousand Dollars ($20,000) in cash and the remaining amount of his compensation: (i) shall be deferred; and (ii) must be determined by the compensation committee of the Company’s Board of Directors to be fair and equitable. Additionally, beginning on the date that the Aggregate Subscription Amount is released from escrow and continuing for so long as the Series C Preferred Stock remain issued and outstanding, Mr. Farkas’ salary shall only be paid in cash if doing so would not put the Company in a negative operating cash flow position.

Additionally, beginning on the date that the Aggregate Subscription Amount is released from escrow and continuing for so long as the Series C Preferred Stock remain issued and outstanding, Mr. Farkas’ salary shall only be paid in cash if doing so would not put the Company in a negative operating cash flow position.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03.

Amendment Number 2 to Series A Certificate of Designations, Preferences and Rights

On December 29, 2014, pursuant to the terms of the Securities Purchase Agreement, we filed an Amendment Number 2 to our Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada that, for so long as the shares of the Series C Preferred Stock remains issued and outstanding, (i) limits the Voting rights of the Series A shareholders to an as-converted basis; and (ii) removes the liquidation preference rights.

The foregoing description of the terms of the Amendment Number 2 to our Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as exhibit 3.2 to this Report.

Item 8.01 Other Events.

Press Release

On December 29, 2014, the Company issued a press release announcing the closing of the $6,000,000 financing transaction, a copy of which is filed as exhibit 99.1 to this Report.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Designation, Rights and Preferences of the Series C Preferred Stock
3.2	Amendment Number 2 to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock
4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated December 23, 2014
10.2	Registration Rights Agreement, dated December 23, 2014
10.3	Escrow Agreement, dated December 23, 2014
10.4	First Amendment to Michael Farkas Employment Agreement, dated December 23, 2014
99.1	Press Release, dated December 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer